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                                                                   Exhibit 10.28

                               SECOND AMENDMENT TO
                          MANAGEMENT SERVICES AGREEMENT
                                  -BONE PASTE-

     THIS AGREEMENT (the "Second Amendment"), effective the 15th of September, 2000 (the "Second Amendment Effective Date"), amends the Management Services Agreement dated May 11, 1998 ("the Agreement"), as amended by the First Amendment dated November 16, 1998 ("First Amendment"), by and between Regeneration Technologies, Inc., a Delaware for-profit corporation ("RTI"), as assignee of The University of Florida Tissue Bank, Inc. ("UFTB"), and Medtronic Sofamor Danek, Inc. ("MSD"), formerly Sofamor Danek Group, Inc. ("SDG") in which the parties agree as follows:

1. RTI is distributing products comprising Bone Paste that may be used by RTI's customers in the Field of Use in the Territory. The parties acknowledge the unique challenges posed by RTI's marketing/distribution of Bone Paste products and therefore have agreed to amend the Agreement as amended by the First Amendment, as set forth in this Second Amendment. RTI and MSD agree that amendments made herein constitute mutual consideration. The amendments set forth herein shall be effective on the Second Amendment Effective Date. The parties agree to:

     a.   Add the following new paragraph to Section 3.2 of the Agreement:

          (f) OTHER BONE PASTE PRODUCTS. RTI distributes UFTB Paste Products that comprise Bone Paste as described in Schedule A ("Other Paste Products"). Because such Other Pasta Products may be used in the Field of Use, RTI agrees that, as of the Second Amendment Effective Date, regardless of which party receives customer requests for UFTB Paste Products or Other Paste Products and regardless of whether the intended use is or is not in the Field of Use, all such customer requests will be referred to MSD. The terms of Article 3.1 hereof relating to customers and customer instructions, the facilitation of shipments, UFTB Customers and UFTB Customer instructions shall remain in full force and effect as to UFTB Paste Products and Other Paste Products.

     b. Delete Sections 3.4(a)(i) and (ii) as provided in the First Amendment and substitute therefore the following:

          (i) As of the Second Amendment Effective Date, the Management Services Fee shall be fifty-four percent (54%) of the actual net invoiced amount (as determined in accordance with Section 3.4(c)) from RTI to UFTB Customers and to customers for Other Paste Products pursuant to this Agreement.

     c.   Renumber Section 3.4(iii) in the First Amendment to 3.4(ii)


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2.   Either pony may terminate this Second Amendment, for any reason whatsoever, upon 180 days written notice to the other party. As of the effective date of any such termination, the terms and conditions of the Agreement as amended by the First Amendment shall control, and this Second Amendment shall be of no further force or effect.

3. The term of the Agreement as amended by the First Amendment shall remain as set forth in Section 5.1 thereof.

4. Except as modified by this Second Amendment, all terms, conditions and definitions contained in the Agreement and First Amendment are ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized representatives.

     REGENERATION TECHNOLOGIES, INC.          MEDTRONIC SOFAMOR DANEK, INC.

     BY /s/ JAMES P. ABRAHAM                  BY /s/   MICHAEL F. DEMANE
        ---------------------------------        ------------------------------
     NAME   JAMES P. ABRAHAM                  NAME     MICHAEL F. DEMANE
          -------------------------------          -----------------------------
     TITLE    V.P. SALES & MARKETING          TITLE  PRESIDENT OF SPINAL SYSTEMS
           ------------------------------           ----------------------------


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